UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 19, 2004

NESS ENERGY INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Washington	000-10301	91-1067265
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

4201 East Interstate 20, Willow Park, Texas 76087
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: 817-341-1477

(Former name, former address and former fiscal year, if changed since last report)

ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

Summary

We dismissed our accountants. The dismissal was our determination, and part of our plan to appoint a new firm with both international abilities and that is located nearer to Wall Street as the replacement.

The dismissal was in no way due to our dissatisfaction with their firm (prior accountants), which we found to be both experienced and professional in our dealings. We had no dispute with the prior accountant and enjoyed their services.

Management, however, believes, for this New Year of 2004, we need to work more closely with firms in the northeast, and a northeastern auditing firm with contacts overseas may be a better fit for our current and future needs, hence the need to terminate the old firm and hire a new one.

Further details below.

(a) Dismissal of Former Accountants

(i) We dismissed our former accountants. We confirmed the dismissal by letter received February 19, 2004 from the former accountants, the firm of Weaver and Tidwell, LLP ("Former Accountants"), dated February 17, 2004, confirming the client-auditor relationship had ceased.

(ii) The Former Accountant's report on the financial statements for either of the past two years did not contain an adverse opinion or disclaimer of opinion, nor was modified as to uncertainty, audit scope , or accounting principles.

(iii) The decision was approved by the Board of Directors.

(iv) There were no disagreements with the Former Accountants, whether or not resolved, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the Former Accountant's satisfaction, would have caused them to make reference to the subject matter of the disagreement(s) in connection with their reports.

On March 4, 2004, the Company sent this Report to the Former Accountants, requesting they furnish the required letter concerning the statements in this Report. The anticipated responsive letter from them is attached or will be filed following receipt.

(b) New Independent Accountants

On February 19, 2004, the Company engaged the firm of Rosenberg Rich Baker Berman & Company, P.A. New Jersey , as independent auditors of the Company for the period ending December 31, 2003. The Rosenberg Firm has over 20 years experience in international financial statement matters, and over 25 years experience as auditors, and has a full staff of accountants and support personnel including persons who are available to travel overseas.

As to the Company’s two most recent fiscal years or subsequent interim period, the Company did not consult Rosenberg Rich Baker Berman & Company, P.A. regarding the application of accounting principles to a specific transaction, either completed or contemplated, or the type of audit opinion that might be rendered on the Company’s financial statements, nor did Rosenberg Rich Baker Berman & Company P.A. provide advice to the Company, either written or oral, that was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue. Further, during the Company’s two most recent fiscal years or subsequent interim period, the Company did not consult the Rosenberg Firm on any matter that was the subject of disagreement or a reportable event.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

   (a)  Exhibits

   Item    Description

   16       Letter regarding resignation of Former Accountants, if available.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

   NESS ENERGY INTERNATIONAL, INC.
   (Registrant)

   By: /s/ Sha Stephens, President
   (Principal Executive Officer)

   Date: 3/4/04